Exhibit 3.1

RESTATED AND AMENDED
ARTICLES OF INCORPORATION
OF
Hillenbrand, Inc.

ARTICLE 1

Identification

The name of the Corporation is HILLENBRAND, INC.

ARTICLE 2

Purpose and Powers

Section 2.1 Purposes. The purposes for which the Corporation is formed are the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, (the "Act") as the same may, from time to time, be amended.

Section 2.2 Powers. The Corporation, subject to any limitations or restrictions imposed by the Act, other law or these Articles of Incorporation (the "Articles"), shall have all powers now or hereafter vested in corporations duly organized and existing under and pursuant to the Act including without limitation any and all powers necessary or convenient to carry out its business and affairs.

ARTICLE 3

Registered Office and Registered Agent

The street address of the registered office of the corporation is:

One Batesville Boulevard
Batesville, Indiana 47006

and the name and business office address of its registered agent are:

Nicholas R. Farrell
One Batesville Boulevard
Batesville, Indiana 47006

ARTICLE 4

Number of Shares

The Corporation shall have authority to issue a total of Two Hundred Million (200,000,000) Shares.

ARTICLE 5

General Provisions Regarding Shares of the Corporation

Section 5.1 Preferred Stock. One Million (1,000,000) of the Shares that the Corporation has authority to issue constitute a separate and single class of Shares known as "Preferred Stock," which may be issued in one or more series. The Board of Directors of the Corporation (the "Board") is vested with authority to determine and state the distinguishing designations and the relative preferences, limitations, voting rights, if any, and other rights of each such series by the adoption and filing in accordance with the Act, before the issuance of any Shares of such series, of an amendment or amendments to these Articles determining the terms of such series (a "Section 5.1 Amendment"). All Shares of Preferred Stock of the same series shall be identical with each other in all respects.

Section 5.2 Common Stock. All of the remaining Shares that the Corporation has authority to issue constitute a separate and single class of Shares known as "Common Stock," which shall be without par value and shall not be issued in series. All Shares of Common Stock shall be identical with each other in all respects.

Section 5.3 Issuance of Shares. The Board has authority to authorize and direct the issuance by the Corporation of Shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such consideration as it shall determine to be adequate, and upon such terms and conditions as it may, from time to time, determine, subject only to the restriction, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended. Upon the receipt by the Corporation of the consideration for which the Board authorized the issuance of Shares of Preferred or Common Stock, such Shares shall be deemed fully paid and nonassessable.

Section 5.4 Distributions Upon Shares. This Board has authority to authorize and direct in respect of the issued and outstanding Shares of Preferred Stock and Common Stock (i) the payment of dividends and the making of other distributions by the Corporation at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended, and (ii) the making by the Corporation of Share dividends and Share splits, pro rata and without consideration, in Shares of the same class of series or in Shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the Shares of the class or series in which the payment or distribution is to be made.

Section 5.5 Acquisition of Shares. The Board has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding Shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, as the same may, from time to time, be amended. Such reacquired shares of the Corporation shall be designated "Treasury Shares" unless specifically cancelled and withdrawn by action of the Board.

ARTICLE 6

Voting Rights of Shares of the Corporation

Section 6.1 Preferred Stock. The holders of a series of shares of Preferred Stock shall have such voting rights, if any, as may have been provided for such class or series in a Section 5.1 Amendment.

Section 6.2 Common Stock. The holders of the Common Stock shall be entitled to one vote per share of Common Stock in the election of Directors of the Corporation and upon each other matter coming before any vote of the holders of the Common Stock. The holders of the Common Stock shall be entitled to exercise all voting rights of the Corporation and to receive the net assets of the Corporation upon dissolution except as otherwise provided in a Section 5.1 Amendment.

ARTICLE 7

Directors

Section 7.1 Number. The number of Directors of the Corporation shall not be less than seven (7), as may be specified in the Code of By-Laws of the Corporation or by amendment to the Code of By-Laws of the Corporation adopted by a majority vote of the Directors then in office. The Directors elected by the Shareholders shall be divided into three (3) classes, each having one-third, or as near to one-third as may be, the total number of Directors, with the term of the office of the first class to expire at the 2009 annual meeting of Shareholders, the term of the office of the second class to expire at the 2010 annual meeting of Shareholders and the term of office of the third class to expire at the 2011 annual meeting of Shareholders. At each annual meeting of Shareholders, Directors elected by the Shareholders to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election. Each Director shall hold office until his successor is elected and qualified.

Section 7.2 Vacancies. Except as may be expressly provided by law, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders.

Section 7.3 Removal. Any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 7.4 Quorum. Unless otherwise established by a provision of these Articles of Incorporation or by the Board of Directors by appropriate provisions in the Code of By-Laws, at any meeting of the Board of Directors one-third (1/3) of the duly elected, qualified and acting members of the Board of Directors shall constitute a quorum.

Section 7.5 Amendment, Repeal. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the shares of the corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or repeal this Article 7.

ARTICLE 8

Provisions for Regulation of Business and Conduct
of Affairs of Corporation

Section 8.1 Action by Shareholders. Meetings of the Shareholders shall be held at such place, within or without the State of Indiana, as may be specified in or fixed in accordance with the By-Laws or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the minutes of the proceedings of the Shareholders.

Section 8.2 Action by Directors. Meetings of the Board or any committees thereof (collectively, "Committees," and individually, a "Committee") shall be held at such place, within or without the State of Indiana, as may be specified in or fixed in accordance with the By-Laws or in the respective notices, or waivers of notice, thereof and shall be conducted in such manner as may be specified in the By-Laws or permitted by the Act. Any action required or permitted to be taken at any meeting of the Board or a Committee may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board or such Committee, and such written consent is filed with the minutes of the proceedings of the Board or such Committee.

Section 8.3 Code of By-Laws. Except as otherwise expressly provided in these Articles of Incorporation or by the Act, the By-Laws may be made, altered, amended, or repealed by either (a) the Board of Directors by the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board at the time of such action, or (b) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of Directors, considered for purposes of this Section 8.3 as a single voting group, provided, however, that no By-Law may be adopted that is inconsistent with the Act.

Section 8.4 Provisions for Working Capital. The Board shall have the power, from time to time, to fix and determine and to vary the amount to be reserved as working capital of the Corporation and, before the payment of any dividends, it may set aside out of the net profits of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for any corporate purposes that the Board shall think conducive to the best interest of the Corporation, subject only to such limitations the By-Laws may from time to time impose.

Section 8.5 Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (i) any Director, or (ii) any Legal Entity (A) in which any Director has a material financial interest or is a general partner, or (B) of which any Director is a director, officer or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director’s interest were disclosed or known to the Board, a Committee with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board, such Committee or such Shareholders authorized, approved or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

(1) By the Board or such Committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board or such Committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; and

(2) By such Shareholders, if it receives the vote of a majority of the Shares entitled to be counted, in which vote Shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted.

This Section shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

Section 8.6 Indemnification of Directors, Officers and Employees. The Board of Directors may indemnify any person who is or was a director, officer or employee of the Corporation against all liability and reasonable expense incurred by such person on account of or arising out of that person’s relationship to the Corporation, provided that such person is determined in the manner specified in Indiana Code Section 23-1-37-12 to have met the standards of conduct specified in Indiana Code Section 23-1-37-8. Upon demand for such indemnification, the Corporation shall proceed as provided in Indiana Code Section 23-1-37-12 to determine whether such person is eligible for indemnification. Nothing contained in this Section shall limit or preclude the exercise of any right relating to the indemnification of or advance of expenses to any director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any director, officer, employee or agent.

Section 8.7 Amendments of Articles of Incorporation. Except as otherwise expressly provided in Articles 6 and 8 hereof, and subject to the terms of any outstanding series of Preferred Stock, the Corporation reserves the right to increase or decrease the number of its authorized Shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles, or in any amendment hereto, or to add any provision to these Articles or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or by any other applicable laws; and all rights conferred upon the Shareholders in these Articles or any amendment hereto are granted subject to this reservation. No Shareholder has a vested property right resulting from any provision in these Articles, or authorized to be in the By-Laws by the Act or these Articles, including without limitation provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

Section 8.8 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action brought on behalf of, or in the name of, the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to: (A) the Corporation, or (B) any of the Corporation’s constituents identified in Indiana Code Section 23-1-35-1(d); (iii) any action asserting a claim arising under: (A) any provision of the Indiana Business Corporation Law, or (B) the Corporation’s Articles of Incorporation or By-Laws, as amended from time to time; or (iv) any action otherwise relating to the internal affairs of the Corporation, shall be the circuit or superior courts of Marion County, Indiana, or the United States District Courts of Indiana.

Section 8.9 Shareholder Elections of Directors. A nominee for Director shall be elected to the Board if a majority of the votes cast by the shares entitled to vote in the election at a meeting of Shareholders at which a quorum is present are cast in favor of such nominee’s election; provided, however, that, if the number of nominees for Director exceeds the number of Directors to be elected, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of Shareholders at which a quorum is present.

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